UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2022

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue Newport News, Virginia	23607
(Address of principal executive offices)	(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) – (d)

Huntington Ingalls Industries, Inc. (the “Company”) has announced that Christopher D. Kastner, currently Executive Vice President and Chief Operating Officer of the Company, has been elected by the Company’s board of directors (the “Board”) to become (i) President and Chief Executive Officer of the Company and (ii) a member of the Board, both effective as of March 1, 2022. Mr. Kastner is not expected to serve on any committee of the Board. He replaces C. Michael Petters, who will retire from his role as President and Chief Executive Officer (Principal Executive Officer) effective as of March 1, 2022. After stepping down from the Chief Executive Officer position, Mr. Petters will continue as an employee of the Company for a transition period, under compensation terms to be established at the next meeting of the Compensation Committee of the Board. The Company also announced that Mr. Petters has been elected by the Board to become Executive Vice Chairman of the Board, effective as of March 1, 2022.

Mr. Kastner, 58, has served as Executive Vice President and Chief Operating Office of the Company since February 2021. He served as Executive Vice President and Chief Financial Officer of the Company from March 2016 to February 2021. From August 2012 to March 2016, Mr. Kastner served as Corporate Vice President and General Manager, Corporate Development of the Company. Prior to that and following the Company’s spin-off from Northrop Grumman Corporation in March 2011, he served as Vice President and Chief Financial Officer of Ingalls Shipbuilding.

Mr. Kastner currently receives annual grants of restricted performance stock rights (“RPSRs”) under the Company’s 2012 Long-Term Incentive Stock Plan (“LTIP”), described in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 19, 2021 (the “Proxy Statement”), and participates in the Company’s cash Annual Incentive Plan (“AIP”), described in the Proxy Statement. Mr. Kastner’s base salary, target RPSR grant under the LTIP and target cash bonus amount under the AIP in his new position will be determined at the next meeting of the Compensation Committee of the Board, which will be held prior to the effective date of his new position.

A copy of the press release announcing Messrs. Kastner’s and Petters’ respective elections is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

99.1	Press Release Dated January 28, 2022

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: January 31, 2022	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President, Associate
General Counsel and Secretary